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                     [LETTERHEAD OF PANNELL KERR FORSTER]

                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated 4 June 1998 relating to the financial statements of Independent Energy Holdings plc as of 31 December 1995, 30 June 1996 and 1997 and 31 March 1998 and for each of the years ended 31 December 1994 and 1995, the six months ended 30 June 1996, the fiscal year ended 30 June 1997 and the nine months ended 31 March 1998, and to all references to our firm included in this Form F-1.

                                          /s/ Pannell Kerr Forster
                                          -------------------------------------
                                          Pannell Kerr Forster,
                                          Chartered Accountants and Registered
                                           Auditors

Nottingham, England

25 June 1998